(NASDAQ: INMD)

                    The management of IntegraMed America Inc.
                              (www.integramed.com)

          cordially invites you to participate in a conference call on

              Wednesday, August 6, 2003, at 10:00 a.m. Eastern Time

              to discuss the Company's second quarter 2003 results.

                       The access number for the call is:
                            (888) 803-7481 (domestic)
                         (706) 634-1308 (international)

                A telephone replay will be available for 48 hours
                 following the conclusion of the call by dialing
                            (800) 642-1687 (domestic)
                         (706) 645-9291 (international)
                                Passcode: 1997810

INTERNET ACCESS: Investors can listen to the conference call via the Internet at www.integramed.com. To listen to the live call, please go to the Web site a few minutes prior to the start of the call to register and download any audio software that may be necessary. A recording of the webcast will be available on the company's Web site for 14 days, beginning two hours after the call ends.

                    IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT

                                 BRANDI FLOBERG
                       LIPPERT/HEILSHORN & ASSOCIATES INC.
                                 (310) 691-7100

                 THANK YOU FOR YOUR INTEREST AND PARTICIPATION.